[SMITH & COMPANY LETTERHEAD]

February 22, 2000

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

         We have read the statements made by our former client, Seair Group, Inc., in Item 4 of Seair Group, Inc.'s Form 8-K report dated February 22, 2000. We agree with the statements concerning our Firm in such Form 8-K.

                                                     Very truly yours,

                                                     /s/  Smith & Company
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                                                     Smith & Company